CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-39242 on Form N-1A of our reports dated January 17, 2024, relating to the financial statements and financial highlights of Emerging Markets Fund, Emerging Markets Small Cap Fund, Focused Global Growth Fund, Focused International Growth Fund, Global Small Cap Fund, International Growth Fund, International Opportunities Fund, International Small-Mid Cap Fund, International Value Fund, and Non-U.S. Intrinsic Value Fund, each a series of American Century World Mutual Funds, Inc., appearing in the Annual Reports on Form N-CSR of American Century World Mutual Funds, Inc., for the year ended November 30, 2023, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 27, 2024